EXHIBIT 10.5.7
VISTEON CORPORATION 2004 INCENTIVE PLAN
VISTEON CORPORATION EMPLOYEES EQUITY INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     Visteon Corporation, a Delaware corporation (together with its subsidiaries, the “Company”), subject to the terms of the Visteon Corporation 2004 Incentive Plan, formerly known as the Visteon Corporation 2000 Incentive Plan, and the Visteon Corporation Employees Equity Incentive Plan (collectively, the “Plan”) and this Agreement, hereby grants to the Participant named in the Notification Summary or Appendix to this Agreement, Restricted Stock Units as further described herein.
     1. Grant of Restricted Stock Unit.
          The Company hereby grants to the Participant the number of Restricted Stock Units set forth in the Notification Summary or Appendix, effective as of the date or dates (“Grant Date”) and subject to the terms and conditions set forth herein and in the Notification Summary or Appendix attached hereto. In the event of certain corporate transactions, the number of Restricted Stock Units covered by this Agreement may be adjusted by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”) as further described in Section 13 of the Plan.
     2. Vesting of Restricted Stock Units and Payment of Final Award.
          a. During the Participant’s continuous employment with the Company, the Restricted Stock Units will vest in accordance with the vesting schedule set forth in the Notification Summary or Appendix.
          b. In the event that application of the vesting schedule results in the vesting of a fractional unit, only whole units will be considered vested.
          c. Upon a Change in Control of the Company, outstanding Restricted Stock Units will vest and a Final Award, as provided in Section 4, paid to the Participant, provided the Participant is employed by the Company, as of the date immediately preceding the date on which the Change in Control occurs.
     3. Termination of Employment.
          a. Unless provided otherwise under the remaining provisions of this Paragraph 3, if the Participant’s employment with the Company is terminated for any reason, Participant will forfeit any and all rights to Restricted Stock Units that have not vested on the termination date.
          b. Notwithstanding the provisions of Paragraph 3a, if the Participant is placed on leave of absence, with or without pay, the Restricted Stock Units shall remain in the

Participant’s Account and will vest in accordance with the provisions of Paragraph 2 as if the Participant was actively employed.
          c. Notwithstanding the provisions of Paragraph 3a, if the Participant’s employment with the Company is terminated by reason of disability (as defined in the Company’s long-term disability plan), death, retirement or termination without cause under the provisions of the Visteon Separation Program (VSP) or a successor severance plan of the Company, and if the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Restricted Stock Units shall vest on a pro rata basis, based on the number of months that have lapsed following the Grant Date in the manner set forth in the Notification Summary or Appendix. For purposes of this Agreement, “retirement” means normal, regular early, special early or disability retirement under a retirement plan of the Company that includes such provisions, or retirement after 30 years of service, after attaining age 55 and 10 years of service, or after attaining age 65, under any other retirement plan of the Company.
          d. Notwithstanding the provisions of Paragraph 3a, if the Participant’s employment with the Company is terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a joint venture) of the division, operation or subsidiary in which the Participant was employed or to which the Participant was assigned, the Restricted Stock Units shall be forfeited, provided that if the Participant satisfies both of the following conditions, Restricted Stock Units prorated based on the number of months from the Grant Date to the date of termination of employment from the Company shall vest and a Final Award determined in accordance with Section 4 and paid to the Participant: (i) at the date of Participant’s termination of employment with the Company, the Participant had been actively employed by the Company for at least 90 days following the Grant Date, and (ii) Participant continues employment with the division, operation or subsidiary following such sale or other disposition (or any successor to such division, operation or subsidiary) until the earlier of retirement as defined in Paragraph 2c, substituting “successor” for “Company”, or the date that the Restricted Stock Units would otherwise vest.
     4. Restricted Stock Unit Account and Final Awards.
          a. The Company will credit the Restricted Stock Units to a hypothetical Restricted Stock Unit Account that shall be the record of Restricted Stock Units granted to the Participant under the plan and shall be for record keeping purposes only. The Company shall have no obligation to segregate any assets for the benefit of the Participant. As soon as practicable following the vesting of the Restricted Stock Units, or as otherwise specified in the Notification Summary or Appendix, the Company shall pay to the Participant a single lump sum cash award equal to the number of vested Restricted Stock Units in the Participant’s Restricted Stock Unit Account multiplied by the Fair Market Value (as defined in the Plan) on the vesting date of a share of Company Common Stock, less applicable withholding taxes; provided, however, that in the event that the restrictions contained in Section 4(a)(3) of the Visteon Corporation 2004 Incentive Plan are eliminated by an amendment duly approved by the stockholders of the Company at the Company’s 2008 annual meeting of stockholders, then, in lieu of cash, the Company may, at its election, deliver a number of shares of Company Common

Stock equal to the number of Restricted Stock Units so vesting, less applicable withholding taxes (whether in cash or share of Company Common Stock). Any shares of Company Common Stock shall be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Company Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share. As soon as practicable following the date on which there occurs any event that results in the Participant ceasing to accrue service toward vesting of the Restricted Stock Units, the Company shall pay (or deliver shares of Common Stock in accordance with the immediately preceding sentence) to the Participant a Final Award based on the number of Restricted Stock Units, if any, in which the Participant has vested, less applicable withholding taxes, and the remaining Restricted Stock Units shall be forfeited.
          b. The Company may retain the services of a third-party administrator to perform administrative services in connection with the Plan. To the extent the Company has retained such an administrator, any reference to the Company shall be deemed to refer to any such third-party administrator retained by the Company, and the Company may require the Participant to exercise the Participant’s rights under this Agreement only through such third-party administrator.
     5. Dividend Equivalents.
          Each Participant to whom a Restricted Stock Unit is granted and remains outstanding shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends, as if, on each record date during the period that the Restricted Stock Unit remains outstanding, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the Restricted Stock Units, subject to applicable withholding taxes.
     6. Withholding.
          a. Upon the Vesting of Restricted Stock Units pursuant to Paragraph 4 above, the Company may satisfy its tax withholding obligations in any manner determined by the Committee, including by withholding a portion of the Participant’s cash compensation or shares of Common Stock that may be delivered in respect of the Restricted Stock Units. The fair market value of any fraction of a vested Restricted Stock Unit remaining after the withholding requirements are satisfied will be paid to the Participant in cash. The Company may also require the Participant to deliver a check in the amount of any tax withholding obligation, or to otherwise indemnify the Company, as a condition to the issuance of any Final Award hereunder.
          b. Dividend Equivalents paid on Restricted Stock Units are subject to applicable tax withholding as described in subsection 6(a).

     7. Conditions on Award.
          Notwithstanding anything herein to the contrary, the Committee may cancel an award of Restricted Stock Units, and may refuse to pay (or deliver shares of Common Stock to satisfy) a Final Award, if:
          a. During the period from the date of the Participant’s termination of employment from the Company to the date any Final Award is paid (or shares of Common Stock are delivered) to the Participant (or the Participant’s beneficiary), the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant’s supervision while the Participant was in the employ of the Company or (ii) engaged in any activity that is directly or indirectly in competition with any activity of the Company; or
          b. The Committee determines that the Participant, at any time (whether before or after the Participant’s employment with the Company, and whether before or after the grant of the Restricted Stock Units), acted in any manner that the Committee deems detrimental to the best interests of the Company.
     8. Nontransferability.
          Except as provided in Paragraph 9 of this Agreement, the Participant has no right to sell, assign, transfer, pledge, or otherwise alienate the Restricted Stock Units, and any attempted sale, assignment, transfer, pledge or other conveyance will be null and void.
     9. Beneficiary.
          The Participant may designate a beneficiary to receive any Final Award that may be paid (or shares of Common Stock are delivered) on or after the Participant’s death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant’s beneficiary will be the Participant’s estate. The Participant may from time to time revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If a Participant designates his or her spouse as beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company prior to the Participant’s death, and in no event will any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Committee may deem the Participant’s estate as the beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.

     10. Legal Restrictions.
          Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may delay payment of (or delivery of shares of Common Stock to satisfy) a Final Award to a Participant or beneficiary or may impose restrictions or conditions on the Participant’s (or any beneficiary’s) receipt of a Final Award, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or foreign law, the requirements of any stock exchange on which the stock is then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.
     11. Voting Rights.
          Participants shall have no voting rights with respect to the Restricted Stock Units.
     12. Limited Interest.
          a. The grant of the Restricted Stock Units shall not be construed as giving the Participant any interest other than as provided in this Agreement. The Participant shall have no rights as a shareholder as a result of the grant or Vesting of the Restricted Stock Units unless and until shares of Common Stock are received upon Vesting of the Restricted Stock Units.
          b. The grant of the Restricted Stock Units shall not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant’s employment at any time.
          c. The grant of the Restricted Stock Units shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.
          d. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Restricted Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Restricted Stock Units or benefits in lieu of Restricted Stock Units in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of Restricted Stock Units to be granted, and the terms and conditions of such Restricted Stock Units.

     13. Consent to Transfer of Personal Data.
          The Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Participant’s ability to participate in the Plan.
     14. Incorporation by Reference.
          The terms of the Plan are expressly incorporated herein by reference. Capitalized terms that are not defined in this Agreement will have the meaning ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.
     15. Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.

     16. Severability.
          In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision has not been inserted.
     17. Amendment.
          This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.
     18. Counterparts.
          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.